SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 10, 1997

                           ELEXSYS INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

      0-11691                                            95-3534864
(Commission File No.)                          (IRS Employer Identification No.)

                               4405 Fortran Court
                           San Jose, California 95134
              (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code: (408) 935-6300

                            ------------------------

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Item 5.   Other Events.

         Elexsys   International,   Inc.  ("Elexsys")  and  Sanmina  Corporation
("Sanmina") previously announced the execution of an Agreement and Plan of Merger dated as of July 22, 1997 (the "Merger Agreement"), pursuant to which, subject to the satisfaction or waiver of certain conditions contained therein, a wholly-owned subsidiary of Sanmina ("Merger Sub") would be merged with and into Elexsys, Elexsys would become a wholly-owned subsidiary of Sanmina and each outstanding share of Elexsys common stock would be converted into .33 of a share of Sanmina common stock (collectively, the "Merger"). On October 10, 1997, Elexsys, Sanmina and Merger Sub executed a letter agreement (the "Waiver and Indemnification Agreement"), pursuant to which Sanmina and Merger Sub agreed, among other things: (a) to waive all of the conditions contained in the Merger Agreement to Sanmina's and Merger Sub's obligations to consummate the Merger, other than the condition which requires that the Merger Agreement be approved and adopted by the affirmative vote of the holders of a majority of the shares of Elexsys common stock outstanding as of the record date (the "Record Date") for the meeting of the stockholders of Elexsys to vote on the Merger Agreement and the Merger; (b) that subject to the approval and adoption of the Merger Agreement by the affirmative vote of the holders of a majority of the shares of Elexsys common stock outstanding as of the Record Date, the closing of the Merger will take place on November 6, 1997; and (c) to indemnify Elexsys, Elexsys' affiliates and the directors, officers and advisors of Elexsys and Elexsys' affiliates (collectively, the "Indemnitees") from and against any damages which are suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject and which arise from any action taken or alleged to have been taken by or on behalf of, or any failure to act or alleged failure to act on the part of or with respect to, Elexsys or any subsidiary of Elexsys during the period commencing on October 2, 1997 and ending on the earlier of the termination of the Merger Agreement by Elexsys or the effective time of the Merger.

         The description contained in this Item 5 of the transactions contemplated by the Waiver and Indemnification Agreement is qualified in its entirety by reference to the full text of the Waiver and Indemnification Agreement, a copy of which is attached to this Report as Exhibit 99.1.


                                       2.

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Item 7.  Financial Statements, Pro Forma Financial Information
         and Exhibits.

c.   Exhibits

================================================================================
Exhibit    Description
No.
--------------------------------------------------------------------------------
99.1 Letter agreement dated October 10, 1997, among Elexsys International, Inc., Sanmina Corporation and SANM Acquisition Subsidiary, Inc.
================================================================================

                                       3.

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                                                    SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            ELEXSYS INTERNATIONAL, INC.


Dated:  October 21, 1997                    By: /s/  Robert DeLaurentis
                                               ---------------------------------
                                                     Robert DeLaurentis
                                                     Chief Financial Officer


                                       4.